UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 30, 2013

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Thierry R. Jean.  On August 30, 2013, Thierry R. Jean announced his decision to resign from his position as the Registrant’s Vice President and General Manager, Consumer Packaged Goods and as one of the Registrant’s executive officers in order to pursue another business opportunity outside of the Registrant’s lines of business. The Registrant is in the process of finalizing employment with a successor for Mr. Jean’s position. Mr. Jean has agreed to remain with the Registrant to assist with an orderly transition, so the effective date of his departure has not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date:  September 4, 2013